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
      TELECOM                                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
      TECHNOLOGIES, INC.     PROXY             FOR
1701 NORTH COLLINS BLVD.                       SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
RICHARDSON, TX 75080                           JANUARY 17, 2001, 10:00 A.M., LOCAL TIME.
---------------------------------------------  The undersigned hereby appoints Anousheh Ansari, with full power of substitution, as proxy to vote at the
                                               Special Meeting of Stockholders of telecom technologies,
                                               inc., to be held on January 17, 2001 (including any
                                               adjournments or postponements thereof), with all the
                                               powers the undersigned would possess if personally
                                               present as specified on the reverse side and, in
                                               accordance with their discretion, on any other business
                                               that may come before the meeting, and revokes all
                                               proxies previously given by the undersigned with respect
                                               to the shares covered hereby.
                                               This proxy when properly executed will be voted in the
                                               manner directed herein by the stockholder. If no
                                               contrary specification is made, this proxy will be voted
                                               FOR the approval of the agreement and plan of merger and
                                               the merger.
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
THE BOARD OF DIRECTORS OF TELECOM TECHNOLOGIES, INC.          /X/ Please mark your
RECOMMENDS A VOTE FOR THE FOLLOWING:                          votes
                                                                as in this example
                                                                using
                                                                dark ink only.
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1.  The approval of an Agreement and Plan of Merger and Reorganization among
    Sonus Networks, Inc., telecom technologies, inc. and Storm Merger
    Sub, Inc., a wholly-owned subsidiary of Sonus, whereby Storm Merger Sub will be merged with and into TTI, TTI will become a wholly-owned subsidiary of
    Sonus, and each outstanding share of TTI Class A and Class B common stock will convert into the right to receive, subject to an escrow agreement, up to 0.15 shares of Sonus common stock, which equals an aggregate of up to
    15,000,000 shares of Sonus common stock; and
            / / FOR             / / AGAINST             / / ABSTAIN

2. Such other business as may properly come before the special meeting or any adjournments or postponements, including potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the agreement and plan of merger.
            / / FOR             / / AGAINST             / / ABSTAIN

                          (CONTINUED ON REVERSE SIDE)
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        Please date, sign and mail your Proxy card as soon as possible!
                        Special Meeting of Stockholders
                           TELECOM TECHNOLOGIES, INC.

                                January 17, 2001
                             10:00 a.m., local time
                            1701 North Collins Blvd.
                              Richardson, TX 75080

   The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting and related proxy statement/ prospectus.

   NOTE: (EXECUTORS, ADMINISTRATORS, TRUSTEES, CUSTODIANS, ETC., SHOULD INDICATE CAPACITY IN WHICH SIGNING. WHEN STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, EACH PERSON SHOULD SIGN THE PROXY).

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
    DATED ---------------- , 2001                        ------------------------------------------------------------
                                                         Please Sign Here
       PLEASE MARK SIGN DATE AND RETURN THE PROXY        ------------------------------------------------------------
       CARD PROMPTLY USING THE ENCLOSED ENVELOPE         Signature, if held jointly
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